Exhibit 22 - Subsidiaries of Registrant



    Name of Subsidiary                          Percent of Ownership
    ------------------                          --------------------

    All Waste Disposal, Inc.                           100%

    Atlantic Coast Demolition &
     Recycling, Inc.                                   100%

    Automated Waste Solutions, Inc.                    100%

    Lisbon Landfill, Inc.                              100%

    Southeastern Research & Recovery, Inc.             100%

    Tri-State Waste Disposal Company                   100%